                                SUBLEASE                         EXHIBIT 10.1(b)

     THIS SUBLEASE is entered into between LONZA INC., having its principal offices at 17-17 Route 208, Fair Lawn, New Jersey 07410 ("Sublessor"); and BORON, LEPORE AND ASSOCIATES, INC., having its principal offices at 17-17 Route 208, Fair Lawn, New Jersey 07410 ("Sublessee").

     1. DESCRIPTION. Sublessor hereby leases to Sublessee and Sublessee hereby hires from Sublessor, the following space: Approximately 5,247 rentable square feet (hereinafter the "Subleased Premises") "AS IS" (subject to "Sublessor's Work" as marked Exhibit A, attached hereto and made a part hereof, which plan or plans have been initialed by the parties in the Building located at 17-17 Route 208, Fair Lawn, New Jersey (hereinafter the "Building"), together with the right to use in common with the Sublessor, its invitees, customers and employees, the stairways, and all other general common facilities contained in the Building. Said Subleased Premises are a part of Premises leased by Sublessor from MBM Associates, as Lessor, by lease dated April 29, 1987, as amended by First Amendment to Indenture of Lease dated February 14, 1989, as the same may be further amended (collectively herein the "Main Lease").

     2. TERM. The Subleased Premises are leased for a term beginning on the Commencement Date, as defined in Section 35(c) herein, and ending at 11:59 p.m. on July 31, 1999 unless sooner terminated in accordance with the provisions hereof. If Sublessor, for any reason whatsoever, cannot deliver possession of the Subleased Premises to Sublessee at the commencement of the agreed term, this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage resulting therefrom, but in that event, there shall be a proportionate reduction of basic rent covering the period between the commencement of the term and the time when Sublessor can deliver possession.

     3. BASIC RENT. The Sublessee shall pay to the Sublessor basic rent (herein "rent" or "basic rent"), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the yearly rate of Eighty-Three Thousand Nine Hundred Fifty-Two and 00/100 ($83,952.00) Dollars and shall be payable in advance on the first day of each calendar month during the term in installments of Six Thousand Nine Hundred Ninety-Six and 00/100 ($6,996.00) Dollars each, except that a proportionately lesser sum may be paid for the first and last months of the term of this Sublease if the term commences on a date other than the first day of the month as and in accordance with the provisions of this Sublease hereinabove set forth. The basic rent shall be payable at the office of the Sublessor at the address set forth above, or as may otherwise be directed by notice from Sublessor to Sublessee. Sublessor acknowledges receipt from Sublessee of the sum of Six Thousand Nine Hundred Ninety-Six and 00/100 ($6,996.00) Dollars by check, subject to collection, for basic rent for the first month of the term.

     4. SUBLESSOR TO COMPLY WITH MAIN LEASE. Sublessor agrees to pay the rent reserved in the Main Lease and to perform and observe the Lessee's covenants and stipulations contained therein so far as they ought to be performed and observed by Lessee.
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     5.  QUIET ENJOYMENT.  If Sublessee performs all of the terms of this
Sublease, Sublessor warrants that Sublessor shall do nothing to affect Sublessee's right to peaceably and quietly have, hold and enjoy Subleased Premises for the term herein mentioned, subject to the provisions of this Sublease.

     6. USE AND OCCUPANCY. Sublessee shall use and occupy the Subleased Premises for any purpose permitted by Section 3(a) of the Main Lease and subject to the conditions and provisions as more particularly set forth therein, and shall be entitled to the benefits and burdens thereof to the extent not modified hereby and permitted thereunder. Said Main Lease is attached hereto as Exhibit B hereof.

     7. SUBLESSEE TO COMPLY WITH MAIN LEASE TERMS: INDEMNIFY SUBLESSOR. Sublessee agrees to perform and observe the covenants, conditions and terms of the Main Lease on the part of the Lessee therein to be performed, as if the Sublessee were the Lessee under the Main Lease, except the covenant for the payment of basic rent reserved in said Main Lease and except to the extent said Main Lease shall have been specifically superseded by this Sublease. The assumption of certain of said covenants, conditions or terms pursuant to certain express provisions in this Sublease shall not be construed to limit the generality of the foregoing. Wherever in said Main Lease Lessor's consent is required, Sublessee shall be required to obtain Sublessor's consent. Sublessee shall indemnify Sublessor against all claims, damages and expenses arising out of the nonperformance or nonobservance of Sublessee's obligations with respect to said Main Lease as assumed hereby.

     8. SERVICES. Sublessee shall be entitled to receive from Lessor, as part of the rental consideration, and for so long as no default exists hereunder, the services set forth in Section 6 of the Main Lease.

     9. HOLDOVER. Any holdover at the expiration of this Sublease is not with Sublessor's consent and may be terminated as provided by the laws of the State of New Jersey and Sublessee shall indemnify Sublessor for any liability resulting therefrom.

     10. NO WASTE, NUISANCE OR ILLEGAL USE. Sublessee shall not commit waste on the Subleased Premises leased herein, nor maintain, commit, or permit the maintenance or commission of a nuisance thereon, or use such premises for an unlawful purpose. Sublessee shall conform to all applicable laws and ordinances respecting the use and occupancy of the Subleased Premises relating to matters not covered elsewhere herein.

     11. ALTERATIONS, ADDITIONS AND IMPROVEMENTS. Sublessee shall not make alterations, additions or improvements on the Subleased Premises without first obtaining the written consent of Sublessor, which consent will not unreasonably be withheld, provided Lessor shall also consent. All alterations, additions and improvements that shall be made shall be at Sublessee's expense, shall become Sublessor's property, and shall remain on and be surrendered with the Subleased Premises as a part thereof at the termination of this Sublease without disturbance, molestation or injury. Subject to the foregoing Sublessee shall comply in all respects with said Section 7(d) of the Main Lease.

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     12.  LIENS.  Sublessee shall keep the Subleased Premises free and clear of
Construction Lien Claims arising out of any work performed, materials furnished, or obligations incurred by Sublessee.

     13. ACCESS FOR INSPECTION AND REPAIRS. Sublessee shall allow Lessor and Sublessor and their agents free access at all reasonable times to the Subleased Premises for the purpose of inspecting or of making repairs, additions, or alterations to the Subleased Premises or any property owned by or under the control of Lessor or Sublessor.

     14. REPAIRS AND MAINTENANCE. Sublessor's obligations under Section 7(b) of the Main Lease with respect to repairs and maintenance are hereby assumed by Sublessee with respect to the Subleased Premises.

     15. INSURANCE. Sublessee shall at all times maintain in full force and effect an All Risk Fire and Casualty Insurance policy covering the full replacement cost of all fixtures, improvements, trade equipment, inventory and personal property of any party whatsoever which from time to time may be in or upon the Subleased Premises. Sublessee shall comply with Section 12(e) of the Main Lease and shall furnish, prior to the commencement of the Term hereof, Certificates of Insurance naming Sublessor and Sublessee as additional insureds.

     16. DAMAGE BY FIRE, EXPLOSION, THE ELEMENTS OR OTHERWISE. Sublessee shall be bound by the provisions of Section 13 of the Main Lease. Should the Main Lease be terminated pursuant to said Section 13, this Sublease shall so terminate. In the event the Premises leased pursuant to the Main Lease are repairable within the period provided by said Section 13, or the Main Lease is not terminated, or the damage is so slight so that the Premises leased pursuant to the Main Lease are not rendered untenantable and unfit for occupancy, any equitable abatement provided for in said Section 13 shall inure to Sublessee only to the extent the Subleased Premises are affected thereby. Sublessee shall immediately notify Sublessor in case of fire or other damage to the Subleased Premises.

     17. EMINENT DOMAIN: CONDEMNATION. Subject to Lessor's and Lessee's rights under Section 18 of the Main Lease to effect a termination of the Main Lease, and consequently of this Sublease, if the whole of the Subleased Premises are so taken or if more than fifty (50%) percent of the Subleased Premises are so taken, this Sublease, at Sublessee's election, to be made within ten (10) days after notice to Sublessee from Sublessor of the taking, may be canceled. Sublessee shall have no claim or interest in or to any award or damages for such taking. If this Sublease is not canceled as provided for herein, Sublessee shall be entitled to an apportionment and abatement of the annual basic rent to the extent and for the period for which the Subleased Premises so taken are not reasonably usable for the purposes for which they are leased hereunder.

     18. WAIVER OF ONE BREACH NOT WAIVER OF OTHERS. Waiver of one breach of a term, condition or covenant of this Sublease by either party hereto shall be limited to the particular instance and shall not be deemed to waive future breaches of the same or other terms, conditions or covenants.

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     19.  INSOLVENCY OF SUBLESSEE.  Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Sublessee, or (b) a general assignment by Sublessee for the benefit of creditors, or (c) any action taken or suffered by Sublessee under any insolvency or bankruptcy act shall constitute a default of this Sublease by Sublessee, unless the same shall be dismissed of record or stayed within thirty (30) days of its filing, and, if not dismissed or stayed, Sublessor may terminate this Sublease forthwith and upon notice of such termination, Sublessee's right to possession of the Subleased Premises shall cease, and Sublessee shall then quit and surrender the Subleased Premises to Sublessor, but Sublessee shall remain liable as hereinafter provided in Section 21.

     20. SUBLESSOR'S REMEDIES ON DEFAULT. If Sublessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, or any covenant or condition of the Main Lease by it to be complied with, Sublessor may give Sublessee notice of such default, and if Sublessee does not cure any rent, or additional rent, default within five (5) days, or other default within fifteen (15) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Sublessee does not commence such curing within fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Sublessor may terminate this Sublease, and Sublessee's right to possession of the Subleased Premises shall cease and Sublessee shall then quit and surrender the Subleased Premises to Sublessor but Sublessee shall remain liable as hereinafter provided. If this Sublease shall have been so terminated by Sublessor, Sublessor may, at any time thereafter, resume possession of the Subleased Premises by any lawful means and remove Sublessee or other occupants and their effects.

     21. DEFICIENCY. In any case where Sublessor has recovered possession of the Subleased Premises by reason of Sublessee's default, Sublessor may, at Sublessor's option, occupy the Subleased Premises or cause the Subleased Premises to be redecorated, altered, divided, consolidated with other adjoining Premises, or otherwise changed or prepared for reletting, and may relet the Subleased Premises or any part thereof as agent of Sublessee or otherwise, for a term or terms to expire prior to or at the same time as the original expiration date of this Sublease, at Sublessor's option, and receive the rent therefor. Rent so received, or in the event that Sublessor occupies the Subleased Premises, the reasonable value of the rental of the Subleased Premises (not to exceed the rent reserved herein), shall be applied first to the payment of such expenses as Sublessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expenses of performance of the other covenants of Sublessee as herein provided. However, should Sublessor occupy the Premises, Sublessor shall not be entitled to recover from Sublessee any expenses in connection with Redecorating, altering, dividing or consolidating the Premises for Sublessor's occupancy. Sublessee agrees, in any such case, whether or not Sublessor has relet, to pay to Sublessor damages equal to the basic and additional rent and other sums herein agreed to be paid by Sublessee, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Sublessee on the several rent

                                       4
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days above specified. In reletting the Subleased Premises as aforesaid,
Sublessor may not grant rent concessions. Sublessor shall have no affirmative duty to affect any reletting. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof.

     Alternatively, in any case where Sublessor has recovered possession of the Subleased Premises by reason of Sublessee's default, Sublessor may, at Sublessor's option, and at any time thereafter, and without notice or other action by Sublessor, and without prejudice to any other rights or remedies it may have hereunder or at law or equity, become entitled to recover from Sublessee, as damages for such breach, in addition to such other sums herein agreed to be paid by Sublessee, to the date of re-entry, expiration and/or dispossess an amount equal to the difference between the rent and additional rent reserved in this Sublease from the date of such default to the date of expiration of the original term demised and the then fair and reasonable rental value of the Subleased Premises for the same period; provided said fair and reasonable rental is less than the rent and additional rent reserved herein. Said damages shall become due and payable to Sublessor immediately upon such breach of this Sublease and without regard to whether this Sublease be terminated or not, and if this Sublease be terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installments of rent (basic and additional) thereafter becoming due and the fair and reasonable rental value, as hereinbefore defined, of the Subleased Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than four (4%) percent per annum.

     Sublessee hereby waives all right of redemption to which Sublessee or any person claiming under Sublessee might be entitled by any law nor or hereafter in force.

     Sublessor's remedies hereunder are in addition to any remedy allowed by law.

     Sublessee agrees to pay, as additional rent, all attorney's fees and other expenses incurred by the Sublessor in enforcing any of the obligations under this Sublease, this covenant to survive the expiration or sooner termination of this Sublease.

     22. REMOVAL OF PROPERTY BY SUBLESSOR. If Sublessor re-enters the Subleased Premises or takes possession of them before normal expiration of this Sublease, in accordance with the terms hereof, Sublessor shall have the right, but not the obligation, to remove from the Subleased Premises all personal property located therein and may place it in storage in a public warehouse at Sublessee's expense and risk.

     23. ADDITIONAL RENT. It is expressly agreed that Sublessee will pay, in addition to the basic rent as in Section 3 above, an additional rental to cover Sublessee's proportionate share of increased costs to Sublessor for each of the categories enumerated herein, over the "Base Costs" (as hereinafter defined) for said categories.

          (A) Municipal Taxes and Assessments. If during the Sublease term the annual Real Estate Taxes as defined in Section 9(a)(iii) of the Main Lease for any calendar year or proportionate part thereof if the Sublease term expires prior to the

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     expiration of a calendar year (herein the "Comparison Period") shall be greater than the Base Costs for Real Estate Taxes (adjusted proportionately if the Comparison Period is less than a full calendar year), then, in addition to the basic rent in Section 3, Sublessee agrees to pay its proportionate share of such excess which payment shall be paid in as many equal installments as there are months remaining in the calendar year in which said taxes exceed the taxes for the base year, on the first day of each month in advance as additional rent, during the remaining months of that year.

          (B) Building Operating Costs. If during the Sublease term, the Operating Expenses as defined in Section 9(a)(ii) of the Main Lease for any Comparison Period shall be greater than the base building operating costs (adjusted proportionately if the Comparison Period is less than a full calendar year), then, in addition to the basic rent in Section 3, Sublessee agrees to pay its proportionate share of such excess as additional rent which sum shall be paid in as many equal installments as there are months remaining in the calendar year in which said building operating costs exceed the base building operating costs on the first day of each month in advance, during the remaining months of that year.

          (C)  Base Costs.

               (i) The base costs for Real Estate Taxes shall be those costs for the aforesaid paid to Lessor under the Main Lease from October 1, 1993 through September 30, 1994;

               (ii) Base building operating costs shall be those costs for the aforesaid paid to Lessor under the Main Lease from October 1, 1993 through September 30, 1994.

               (iii) Sublessee's Proportionate Share. Sublessee's proportionate share of the additional rent shall be 5.87(%) percent thereof, which proportionate share reflects and will continually be adjusted to reflect the sum arrived at by dividing the gross square feet of the area rented to Sublessee [the numerator], plus any additional gross square footage subleased from time to time pursuant to this Sublease, by the total number of gross square feet of the premises demised to Sublessor under the Main Lease.

     24. NOTICES. Except where otherwise required by statute, all notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postpaid envelope as follows:

          To Sublessee:             BORON, LEPORE AND ASSOCIATES, INC.
                                    17-17 Route 208
                                    Fair Lawn, New Jersey  07410

          To Sublessor:             LONZA INC.

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                                    17-17 Route 208
                                    Fair Lawn, New Jersey  07410
                                    Attn:  Peter Sage

          With Copy To:             DOLLINGER & DOLLINGER, P.A.
                                    365 West Passaic Street
                                    Rochelle Park, New Jersey  07662
                                    Attn:  Martin E. Dollinger, Esq.

It is understood and agreed that unless specifically modified by this Sublease, Sublessor shall be entitled to the length of notice required to be given Lessor under the Main Lease plus five (5) days and shall be entitled to give Sublessee the amount of notice required to be given Lessee under the Main Lease less five
(5) days.

     25. SECURITY. In the event any security is required to be deposited pursuant to the terms of this Sublease and in the event Sublessor uses any of said security deposit to cure Sublessee's default(s) or meet any of Sublessee's obligations, sublessee covenants to upon demand replace the amount so utilized. In the event of a bona fide sale , subject to this Sublease, Sublessor shall have the right to transfer the security to the vendee for the benefit of Sublessee, and Sublessor shall be considered released by Sublessee from all liability for the return of such security; and Sublessee agrees to look solely to the new lessor for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new lessor. The security deposited as provided for herein shall not be mortgaged, assigned or encumbered by Sublessee without the written consent of Sublessor.

     In the event, of the insolvency of Sublessee, or in the event of the entry of a judgment in bankruptcy in any court against Sublessee which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Sublessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Sublessor may require the Sublessee to deposit security in an amount specified to adequately assure Sublessee's performance of all of its obligations under this Sublease including all payments subsequently accruing. Failure of Sublessee to deposit the security required by this Section within ten (10) days after Sublessor's written demand shall constitute a material breach of this Sublease by Sublessee.

     26. SUBLEASE APPLICABLE TO HEIRS, SUCCESSORS AND ASSIGNS. The terms, conditions and covenants of this Sublease shall inure to and be binding on the heirs, successors, administrators, executors and assigns of the parties hereto, except as otherwise herein provided.

     27. ASSIGNMENT OR SECOND SUBLEASE WITHOUT CONSENT. Sublessee shall not sell or assign this Sublease or any part thereof, or any interest therein, or re-sublet the Subleased Premises in whole or in part without first obtaining the written consent of Sublessor and Lessor. This Sublease shall not be assigned by operation of law. If Sublessor and Lessor give consent to assignment of this Sublease or of any interest therein,

                                       7
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they shall not thereby be barred from afterwards refusing to consent to any further assignment. Any attempt to sell, assign, or re-sublease without written consent of Sublessor and Lessor shall be deemed a default and shall entitle Sublessor to proceed pursuant to Sections 20 and 21 of this Sublease if Sublessor so elects.

     28. SUBLEASE CONDITION. This Sublease is expressly conditioned upon Sublessee receiving from Lessor on or before the Commencement Date, the Lessor's written consent to this Sublease.

     29. PARKING. Sublessee shall not have the right to use any assigned parking spaces.

     30. INTERRUPTION OF SERVICES OF USE. Interruption or curtailment of any service maintained in the Building shall not entitle Sublessee to claim constructive eviction or any other cause of action against Sublessor unless Sublessor shall be responsible therefor, but Sublessee shall join with and have those rights and remedies sublessor may have against Lessor as a result of said interruption. Sublessee shall, under no circumstances, have any claim against Sublessor for interruption to Sublessee's business, however occurring.

     31. SUBLESSOR'S LIABILITY FOR LOSS OF PROPERTY. Sublessor shall not be liable for any loss of property from any cause whatsoever, including but not limited to theft or burglary from the Subleased Premises, and Sublessee agrees to make no such claim for any such loss at any time.

     32. WAIVER OF SUBROGATION. Each insurance policy carried by Sublessee and insuring the Subleased Premises and its fixtures and contents against loss by fire, water and causes covered by standard extended coverage, shall be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Sublessor and Lessor in connection with any loss or damage covered by such policies. Neither Sublessor nor Sublessee shall be liable to Sublessee for any loss or damage caused by fire, water or any of the risks enumerated in standard extended coverage insurance, provided such insurance was obtainable at the time of such loss or damage.

     Notwithstanding anything contained herein to the contrary, Sublessee covenants and agrees to hold Sublessor harmless against any and all claims, damages, suits or causes of action (including attorneys' fees and costs) for damages arising after the Commencement Date of this Sublease resulting from or alleged to result from the acts or omissions of Sublessee, its agents, servants, invitees, visitors or employees which cause any injury to person or property or loss of life sustained in or about the Subleased Premises.

     33. BROKER. Sublessee warrants and represents to Sublessor, and Sublessor warrants and represents to Sublessee, that Cushman & Wakefield of New Jersey, Inc. is the sole broker with whom each has negotiated in bringing about this Sublease, and each agrees to indemnify and hold the other harmless from any and all claims of other brokers arising out of or in connection with the negotiation of or the entering into this Sublease by Sublessor and Sublessee, but only to the extent that such claim is based upon acts inconsistent with this

                                       8
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representation by the party sought to be charged. It is understood that
Sublessee shall have no obligation with respect to payment of said commission except as aforesaid.

     34. ELECTRICITY. Sublessee agrees that an independent electrical engineering consultant shall make survey of the electric power demand of the electric lighting fixtures and the electric equipment of Sublessee used in the Subleased Premises to determine the average monthly electric consumption thereof. Once the consultant has submitted its report, Sublessee shall pay to Sublessor, within ten (10) days thereafter, the amount determined by said consultant as owing from the Commencement Date of this Sublease to the then current month, and thereafter, on the first day of every month, in advance, the Sublessee shall pay the amount set forth as the monthly consumption in said report. Proportionate sums shall be payable for periods of less than a full month if the Commencement Date commences on any day other than the first of the month.

     Notwithstanding the above, should Sublessee dispute the determination made by Sublessor's independent electrical engineering consultant, then the Sublessee shall be free to, at the Sublessee's sole cost and expense, employ the services of a qualified independent electrical engineering consultant who shall conduct a survey of Sublessee's electric lighting fixtures and electrical equipment to determine the average monthly electric consumption utilized by Sublessee. If the Sublessor's consultant and the Sublessee's consultant cannot agree on the Sublessee's average monthly electric consumption, a mutually agreeable electrical engineering consultant shall be selected by Sublessor and Sublessee within thirty (30) days thereafter, or, if they cannot- so agree on an independent electrical engineering consultant acceptable to both whose decision shall be final and binding, then either party may request the American Arbitration Association in Somerset, New Jersey to appoint such independent electrical engineering consultant whose decision shall be final and binding upon the parties. The parties shall share equally in the cost of any such consultant.

     In the event that there shall he an increase or decrease in the rate schedule (including surcharges or demand adjustments) of the public utility for the supply of electricity to the Subleased Premises, or the imposition of any tax with respect to such service or increase in any such tax following the Commencement Date of this Sublease, the rate shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax. All computations shall be made on the basis of Sublessee's surveyed usage as if a meter measuring such usage to the Subleased Premises exclusively was in place.

     35.  SUBLESSOR'S WORK - SUBLESSEE'S DRAWINGS.

          (A) Sublessor agrees that, at Sublessor's expense, prior to the Commencement Date of this Sublease, it will do substantially all of the work in the Subleased Premises in accordance with Exhibit C attached hereto and made a part hereof. All of said Exhibit C work, whether paid for in whole or in part by Sublessee, is and shall remain the Sublessor's Property.

          (B) Sublessee will supply such drawings and information to Sublessor as and when required as set forth in Exhibit C. Any delay occasioned by Sublessee's

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

     failure to supply such drawings and information on or before the dates set forth in Exhibit C shall not delay the Commencement Date of this Sublease.

          (C) The Commencement Date is defined as that date when Sublessor has done substantially all of the work to be done by Sublessor in accordance with Exhibit C unless Sublessor has been precluded from completing said work as a result of Sublessee's acts or omissions including but not limited to its failure to comply with Subsection 35(B) above. Occupancy by Sublessee or the delivery of a Certificate of Occupancy (temporary or permanent) by Sublessor (if required pursuant to local law) shall be prima facie evidence that Sublessor has done substantially all of the work.

     36. RECAPTURE. Sublessor may, for its own use or the use of any of Sublessor's Affiliates, recapture the Subleased Premises upon six (6) months' written notice to Sublessee. As used herein Affiliate shall mean any corporation related to successor as a parent, subsidiary or brother-sister corporation so that such corporation shall constitute a controlled group as determined under
Section 1563 of the Internal Revenue Code of 1986, as amended, and as elaborated by the Treasury Regulations promulgated thereunder. In the event that Sublessor exercises such right of recapture, Sublessor shall reimburse Sublessee for the unamortized portion of the cost of Sublessee's installation (including labor costs) of equipment, computer and telephone wiring within the Subleased Premises over the term hereof, not to exceed the sum of Thirteen Thousand and 00/100 ($13,000.00) Dollars.

     37. RENT CONCESSION. Provided Sublessee is not in default under any of the terms and provisions of this Sublease and notwithstanding anything contained herein to the contrary, Sublessee shall be entitled to a basic rent abatement in the amount of Two Thousand Five Hundred Nine and 33/100 ($2,509.33) Dollars per month, or a proportionate part thereof for a period less than a full calendar month, up to an aggregate total amount of Thirty-two Thousand Six Hundred Twenty-one and 29/100 ($32,621.29) Dollars, said monthly concession to be applied against the payments of Monthly Minimum Rent due pursuant to this Lease for the first (1st) through the thirteenth (13th) months (herein "Concession Period"). The entire basic rent otherwise due and payable during the Concession Period shall become immediately due and payable to the Lessor upon the occurrence of a default under this Sublease.

     38. SECTION HEADINGS. The Section headings in this Sublease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Sublease or any of its provisions.


ATTEST:                                 LONZA INC., Sublessor


/s/                                     By:/s/
--------------------------------           ---------------------------------

ATTEST:                                    BORON, LEPORE AND ASSOCIATES,
                                           INC., Sublessee


/s/ Patrick G. LePore                      /s/ Gregory Boron
--------------------------------           ---------------------------------

                              CONSENT OF LANDLORD


     The undersigned hereby consents to the Sublease dated October 27, 1994 between LONZA INC., as Sublessor, and BORON, LEPORE AND ASSOCIATES, INC., a Sublessee, for approximately 5,427 rentable square feet of space in the building known as Fair Lawn Executive Center located at 17-17 Route 28, Fair Lawn, New Jersey.


                                MBM ASSOCIATES

                                BY: FAIR LAWN-McBRIDE ASSOCIATES IV



                                    BY: /s/
                                        -------------------------------------

                                MARCUS-BORROUGHS ASSOCIATES



                                    BY: /s/
                                        -------------------------------------



                                    BY: /s/
                                        -------------------------------------